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EXHIBIT 10.13

AMENDMENT No. 1 TO CREDIT AGREEMENT

        THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of July 29, 2002, is by and among ASBURY AUTOMOTIVE GROUP L.L.C., a Delaware limited liability company ("Original Borrower"), ASBURY AUTOMOTIVE GROUP, INC. ("AAG Inc."), a Delaware corporation, ASBURY AUTOMOTIVE GROUP HOLDINGS, INC., a Delaware corporation (individually and collectively, the "Borrower"), FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Ford Credit"), DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, as successor in interest (via merger) to CHRYSLER FINANCIAL COMPANY, L.L.C., a Michigan limited liability company ("Chrysler Financial"), GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation ("GMAC"), and the other Lenders from time to time party hereto, and Ford Credit, as administrative agent and collateral agent (in such capacity and together with any Successor Agent appointed pursuant to Article VII of the Agreement (as defined herein), the "Agent") for the Secured Parties.

        WHEREAS, on January 17, 2001 Lenders made a loan (the "Loan") to Original Borrower in the principal amount of $550,000,000.00, pursuant to the terms of that certain Credit Agreement dated as of January 17, 2001 (the "Agreement");

        WHEREAS, AAG Inc. has now completed its Initial Public Offering and in connection therewith Original Borrower has agreed to add Asbury Automotive Group, Inc. and Asbury Automotive Group Holdings, Inc., (individually and collectively "New Borrower") to the Agreement as a Borrower;

        WHEREAS, Borrower has requested Lenders make an amount, up to Thirty Million Dollars ($30,000,000.00) of the Maximum Availability, available to Borrower to be drawn as Cash Management Advances (as defined herein) as set forth herein; and

        WHEREAS, Lenders and Borrower have agreed to otherwise modify certain terms and conditions of the Agreement as set forth herein.

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.
Except as modified herein, all capitalized terms shall have the meanings set forth in the Agreement. The amendments contained herein will be deemed effective as of the Amendment No. 1 Effective Date (as defined herein) upon execution of this Amendment by the Borrower and the Required Lenders in the signature blocks below; provided that New Borrower shall be deemed to have been Borrower under the Agreement as of March 18, 2002, in the case of AAG Inc., and as of February 14, 2002, in the case of Asbury Automotive Group Holdings, Inc.

2.
The definition of Acquisition Cost as set forth in the Agreement is hereby restated in its entirety to read as follows:

        "Acquisition Cost" means the purchase price to be paid by Borrower or any Subsidiary of Borrower for a Permitted Acquisition (including, (i) without limitation, the maximum amount of any deferred portion thereof or contingency payments payable in connection therewith, (ii) reasonable fees and expenses incurred in connection therewith but only to the extent such fees and expenses were not paid to an Affiliate of any Transaction Party, and (iii) that portion of the amount requested by Borrower, as an Acquisition Advance, which must be used by Borrower to ensure that the business being acquired will, on the date of the applicable Acquisition Advance, meet the minimum working capital requirement established by the automotive manufacturer(s) whose approval is a pre-condition to such Permitted Acquisition, it being understood that if said business did not meet such working capital requirement, said manufacturer would not consent to the Acquisition), but excluding therefrom (i) that portion of the purchase price, of a particular Permitted Acquisition, specifically allocated to real property, (ii) that portion of the purchase price, of any particular Permitted Acquisition, paid in Seller

Paper, and (iii) the value of any Equity Interests of the Borrower issued to the seller in connection with a particular Permitted Acquisition) (computed with any non-cash portion of the acquisition price being valued at the Fair Value thereof as of the date of computation)."

3.
The definition of Advance as set forth in the Agreement is hereby restated in its entirety to read as follows:

        "Advance" means any Working Capital Advance, Acquisition Advance or any Cash Management Advance made under Section 2.1 hereof or otherwise deemed made under the Loan Documents."

4.
The definition of Amendment No. 1 Effective Date is hereby added to read in its entirety as follows:

        "Amendment No. 1 Effective Date" means July 29, 2002.

5.
The definition of Balance Due is hereby added to read in its entirety as follows:

        "Balance Due" means the then current (as of the Payment Reconciliation Date) outstanding aggregate principal amount of Cash Management Advances under the Agreement and the Notes.

6.
The definition of Borrower as set forth in the Agreement is hereby restated in its entirety to read as follows:

        "Borrower" means Asbury Automotive Group L.L.C., a Delaware limited liability company, Asbury Automotive Group, Inc, a Delaware corporation, and Asbury Automotive Group Holdings, Inc., a Delaware corporation, individually and collectively, together with their respective successors and assigns, including a debtor-in-possession on behalf of Borrower."

7.
The definition of Cash Management Advance is hereby added to read in its entirety as follows:

        "Cash Management Advance" means an Advance specified by Borrower to be a Cash Management Advance."

8.
The definition of Cash Management Availability is hereby added to read in its entirety as follows:

        "Cash Management Availability" means an amount equal to the sum of all Cash Management Payments less the sum of all Cash Management Advances, provided, however, in no event shall the Cash Management Availability exceed the lesser of Thirty Million Dollars ($30,000,000.00) or the aggregate amount of outstanding Advances.

9.
The definition of Cash Management Payment is hereby added to read in its entirely as follows:

        "Cash Management Payment" a prepayment, in whole or part, designated by Borrower as a Cash Management Payment, not to exceed, at any one time, the lesser of Thirty Million Dollars ($30,000,000.00) or the aggregate amount of outstanding Advances.

10.
The definition of Interest Due Lenders is hereby deleted and all references to Interest Due Lenders in the Agreement are deleted and the term "Payment Due Lenders" is inserted in lieu thereof.

11.
The definition of Interest Reconciliation Date is hereby deleted and all references to Interest Reconciliation Date in the Agreement are deleted and the term "Payment Reconciliation Date" is inserted in lieu thereof.

12.
The definition of New Borrower is hereby added to read in its entirety as follows:

        "New Borrower" means Asbury Automotive Group, Inc., a Delaware corporation, and Asbury Automotive Group Holdings, Inc., a Delaware corporation.

13.
The definition of Payment Due Lenders is hereby added to read in its entirety as follows:

        "Payment Due Lenders" is defined in Section 2.5 hereof.

14.
The definition of Payment Reconciliation Date is hereby added to read in its entirely as follows:

        "Payment Reconciliation Date" means, in the case of a distribution of principal payments under an Acquisition Advance or Working Capital Advance, the first Business Day after Agent's receipt of such principal payments, and, in the case of any other distribution or collection, the fifteenth day of each month, or if the fifteenth day is not a Business Day, the next Business Day thereafter."

15.
Section 2.1 (A) (2)(b) is hereby restated in its entirety to read as follows:

        "(b) Borrowing Notice. Each Borrowing shall be made on notice, given not later than 11:00 A.M. (Eastern Standard Time) on (x) the third Business Day prior to the date of the proposed Borrowing in the case of an Acquisition Advance or a Working Capital Advance and (y) one Business Day prior to the date of the proposed Borrowing in the case of a Cash Management Advance, by the Borrower to the Agent. Each such notice of a Borrowing (a "Borrowing Notice") must be by telephone, confirmed immediately in writing, telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) aggregate amount of such Borrowing, (iii) use of proceeds of such Borrowing, and (iv) account or accounts into which the Advances comprising such Borrowing should be funded. Each Borrowing Notice shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Borrowing Notice for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. Not later than 2:00 p.m. (Eastern Standard Time) on each Borrowing Date, the Agent (on behalf of each Lender) shall make available the Advance (if Agent has received funds from the Lenders (x) in the case of an Acquisition Advance or a Working Capital Advance under Section 2.1(A)(2)(b)(i) and 2.1(A)(2)(c) and (y) in the case of a Cash Management Advance under Section 2.1(A)(2)(c)), in funds immediately available to the Borrower at such account or accounts as shall have been notified to the Agent. Each Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Applicable LIBOR Rate, changing when and as the underlying LIBOR Rate changes, which interest shall be payable in accordance with Section 2.7(B)."

  (i)
  Acquisition Advances and Working Capital Advances. In the case of a Borrowing to fund an Acquisition Advance or a Working Capital Advance, Agent shall give notice to each Lender on the same Business Day it receives a Borrowing Notice by telex or telecopier and each Lender shall, before 11:00 A.M. (Eastern Standard Time) on the date of such Borrowing, make available to the Agent, at the Agent's Account, in same day funds, such Lender's Ratable Share of such Borrowing in accordance with the respective Commitments not to exceed such Lender's Unused Commitment at such time. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account. Borrower agrees that it will provide Agent with all documents, as required by Section 5.2(L) , prior to submitting to Agent a Borrowing Notice for an Acquisition Advance.

  (ii)
  Cash Management Advances. In the case of a Borrowing to fund a Cash Management Advance, subject to there being Cash Management Availability, Agent will make such Advance available to the Borrower on the date of Borrowing by crediting the Borrower's Account upon fulfillment of the applicable conditions set forth in Article III; provided however, in no event shall a Cash Management Advance be made more than one time in a calendar week. "

16.
Section 2.1 (A) (2)(c) is hereby restated in its entirety to read as follows:

        "(c) Reallocation. (i) Notwithstanding the provisions of Sections 2.1 (A) and 2.5 to the contrary, should Borrower submit a Borrowing Notice which, if honored, would result in an Over Borrowing, any Lender being asked to exceed its Unused Commitment at such time (any such Lender is referred to herein as a "Reallocating Lender") shall be required to make available to the Agent only that portion of such Reallocating Lender's Ratable Share of the Over Borrowing equal to such Reallocating Lender's Unused Commitment at such time; any amounts not made available to the Agent by any such Reallocating Lender (because such amounts would exceed such Lender's Unused Commitment at such time) will be reallocated and made available to the Agent by the Lenders which are not Reallocating Lenders (the reallocation of such amounts is referred to herein as the "Borrowing Spread"). Any such Reallocated Borrowing shall be reallocated as follows: (1) if more than one Lender is not a Reallocating Lender then each of such Lenders shall make equal portions of the Reallocated Borrowing available to the Agent, not in excess of each such Lender's Unused Commitment at such time, and (2) if only one Lender is not a Reallocating Lender then such Lender shall make the full amount of the Reallocated Borrowing available to the Agent, not in excess of its Unused Commitment at such time. If after the first Borrowing Spread, the full amount of the Over Borrowing has not been reallocated, any such amount shall be reallocated in another Borrowing Spread in the same manner as described in the immediately preceding sentence; this process will continue through as many Borrowing Spreads as are required to reallocate the full amount of the Over Borrowing.

  (ii)
  In addition, Agent may make demand upon other Lenders under Section 2.5 (B) on any Business Day on which the aggregate Revolving Credit Obligations owing to Agent on such Business Day (after giving effect to any Advances to be made by Agent on such Business Day or the immediately following Business Day) exceed Agent's Commitment, subject to the limitations set forth in Section 2.5 (B). Each Lender shall remit such payments to Agent on the first Business Day after receipt of such demand by Agent."

17.
Section 2.2 (A) is hereby restated in its entirety to read as follows:

        "2.2 (A) Optional Payments. Except as otherwise provided herein, the Borrower may from time to time repay or prepay, without penalty or premium, all or any part of outstanding Advances; provided, however, that the Borrower may not so prepay Advances unless it shall have provided written notice to Agent not less than (x) in the case of prepayment of an Acquisition Advance or Working Capital Advance 3 Business Days prior to the date of such prepayment and (y) in the case of a Cash Management Payment 1 Business Day prior to the date of such prepayment stating, in each case, the proposed date, the type of Advance and the aggregate principal amount of the prepayment. In the case of Cash Management Advances, Borrower may make no more than one Cash Management Payment and receive no more than one Cash Management Advance in a calendar week. The amount of any partial prepayment (including, without limitation, Cash Management Payments) must be no less than $500,000.00, and in multiples of $100,000.00 if in excess thereof. If Borrower specifies that a prepayment is a Cash Management Payment, such prepayment shall be applied to reduce the amount of Cash Management Advances outstanding. Cash Management Payments shall be applied to outstanding Working Capital Advances only after the outstanding amount of Cash Management Advances has been reduced to zero. Unless Borrower specifies that a prepayment is a Cash Management Payment, any prepayments shall be applied to reduce Working Capital Advances hereunder. Prepayments (including, without limitation, Cash Management Payments) shall be applied to outstanding Acquisition Advances only after the outstanding amount of Working Capital Advances has been reduced to zero."

18.
The following is added to end of Section 2.2(B):

        "Any Mandatory Prepayments shall be applied to first reduce outstanding Working Capital Advances. Prepayments shall be applied to outstanding Acquisition Advances only after the outstanding amount of Working Capital Advances has been reduced to zero."

19.
Section 2.5 is restated in its entirety to read as follows:

        "2.5 Method of Payment and Reconciliation. (A) All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XI, at any other address specified in writing by the Agent to the Borrower, or via wire transfer pursuant to wire transfer instructions provided by the Agent from time to time, by 12:00 noon (Eastern Standard Time) on the date when due. The Agent will promptly thereafter cause like funds to be distributed on the Payment Reconciliation Date (1) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lender for its account ratably in accordance with the amounts of such respective Obligations then payable to such Lenders (with respect to each Lender, such Lender's share of the amount payable hereunder and under the Notes is referred to herein as the "Payment Due Lenders") and (2) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for its account, in each case to be applied in accordance with the terms of this Agreement; provided, however that the Administration Fee due to the Agent (pursuant to Section 2.11 hereof) for the month immediately preceding such date will be netted out of such amounts and be maintained in or remitted to the Agent's Account by and for the benefit of the Agent. If Agent fails to remit to any Lender its portion of the Payment Due Lenders or any amount of principal, commitment fees or any other Obligation as required above, the Agent agrees to pay to each such Lender interest on such Lender's portion of all such amounts (x) for the first three days after the first Business Day following the Payment Reconciliation Date, at the Federal Funds Rate from time to time in effect, and (y) thereafter at the Applicable LIBOR Rate. For purposes of this Section 2.5, as between the Lenders, the Payments Due Lenders owing to each Lender shall be determined based upon funds advanced by such Lender to Agent from time to time and such Payment Due Lenders shall not be increased or decreased based upon either Cash Management Advances or Cash Management Payments by Borrower unless and until such Cash Management Advances and Cash Management Payments have been reconciled between the Lenders and Agent.

  (B)
  No later than 1:00 p.m. (Eastern Standard Time) on the first Business Day following the Payment Reconciliation Date, each Lender will purchase or, to the extent necessary to maintain its Ratable Share, and Agent shall sell and assign to each Lender (including, without limitation, Ford Credit as a Lender) its Ratable Share of the Balance Due not theretofore sold by Agent to, or otherwise held by such Lender, by making available to Agent, in same day funds, an amount equal to the portion of the Balance Due to be purchased by such Lender, provided, however, that the aggregate principal amount of all Advances purchased by any Lender may not at any time exceed the amount of such Lender's Commitment. Upon any such assignment by Agent to any other Lender of a portion of an Advance pursuant to this Section 2.5, Agent represents and warrants to such other Lender that Agent is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Advance, the Loan Documents, the Borrower or its Subsidiaries. If and to the extent that any Lender shall not have so made the amount of such Advance available, such Lender shall become a Defaulting Lender. If such Lender shall have made such amount available to Agent, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the aggregate outstanding principal amount of the Advances made by Agent shall be reduced by such amount on such Business Day. Agent will provide notice to each Lender on or before 1 p.m. (Eastern Standard Time) on the first Business Day prior to any Payment Reconciliation Date specifying the amounts due to Agent hereunder.

  (C)
  If Agent fails to remit to any Lender its portion of the Payment Due Lenders or any amount of principal, commitment fees or any other Obligation as required under Section 2.5(B), the Agent agrees to pay to each such Lender interest on such Lender's portion of all such amounts (x) for the first three days after the first Business Day following the Agent's failure to remit, at the Federal Funds Rate from time to time in effect, and (y) thereafter at the Applicable LIBOR Rate. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.3, from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

  (D)
  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but shall not be obligated to), in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, (x) for the first three days after such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate from time to time in effect, and (y) thereafter until the date such Lender repays such amount to the Agent, at the Applicable LIBOR Rate."

20.
Section 5.3 (B) (viii) is hereby added to read in its entirety as follows:

        "(viii) the sale of accounts receivable to Compass Bank, an Alabama bank d/b/a Commercial Billing Services ("Commercial Billing"), provided, however, that the aggregate amount of the purchase price of such sales, when combined with the aggregate amount of the purchase price of all other sales of accounts receivable to Commercial Billing during the immediately preceding twelve-month period, is not greater than $25,000,000.00, and further, provided, however, that any such sales may be made only pursuant to an agreement in materially the same form and substance as the Merchant Agreement dated May 11, 1999 between Crown Fordham LLC and Commercial Billing."

21.
Conditions. On or before the Amendment No. 1 Effective Date all of the following conditions shall be satisfied unless waived in writing by Agent:

(A)
the Lenders shall have completed a due diligence investigation of New Borrower in scope, and with results reasonably satisfactory to the Lenders, and nothing shall have come to the attention of the Lenders during the course of such due diligence investigation to lead them to believe (i) that any information provided by Borrower was or has become misleading, incorrect or incomplete in any material respect, (ii) that, as of the Amendment No. 1 Effective Date, New Borrower would not have good and marketable title to all of the material assets reflected in the information provided by them to any Lender and (iii) that the terms of financing as amended hereby will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Transaction Parties as they shall have reasonably requested;

  (B)
  all due diligence materials reasonably requested by the Lenders from the New Borrower shall have been delivered to the Lenders and such due diligence materials shall be in form and substance reasonably satisfactory to the Lenders;

  (C)
  the Borrower has furnished to the Agent each of the following, all in form and substance reasonably satisfactory to the Agent:

  (i)
  Amendment No. 1 to this Agreement, duly executed by the Borrower;

  (ii)
  the First Amended and Restated Notes dated as of even date herewith, duly executed by the Borrower in favor of each Lender;

  (iii)
  the First Amended and Restated Cross Agreement duly executed by Borrower and reaffirmed by each Guarantor;

  (iv)
  the First Amended and Restated Security Agreement, executed by Borrower to the Agent, and a Pledged Account Agreement executed by each Borrower, together with:

  (a)
  acknowledgment copies of proper financing statements relating to New Borrower (to be duly filed by the Agent on or before the Amendment No. 1 Effective Date), under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents, covering the Collateral described in the Collateral Documents,

  (b)
  completed requests for information, dated on or before the Amendment No. 1 Effective Date, listing the financing statements referred to in clause (a) above and all other effective financing statements filed in the jurisdictions referred to in clause (a) above that name the relevant New Borrower as debtor, together with copies of such other financing statements,

  (c)
  evidence of the completion of all other recordings and filings of or with respect to New Borrower that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

  (d)
  evidence of the insurance required by the terms of the Loan Documents,

  (e)
  evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

  (v)
  the Amended and Restated Borrower Pledges executed by New Borrower to the Agent (for the benefit of the Lenders) together, with (A) stock certificates evidencing the pledged Equity Interests referred to therein and undated stock powers executed in blank, and (B) acknowledgment copies of Uniform Commercial Code financing statements covering "Investment Property";

  (vi)
  the Fee Split Agreement, duly executed by Borrower;

  (vii)
  to the extent the New Borrower has any Indebtedness other than Permitted Existing Indebtedness and Liens other than Permitted Existing Liens, pay-out letters, releases and UCC-3 Termination Statements, where applicable, from all third-party creditors releasing all Liens securing any such Indebtedness;

    (viii)
    certificates of good standing for each New Borrower from its jurisdiction of incorporation and each other jurisdiction where the nature of its business requires it to be qualified as a foreign corporation;

    (ix)
    a copy of a certificate of the Secretary of State of the jurisdiction of incorporation of New Borrower, dated on or before the Amendment No. 1 Effective Date certifying (A) as to a true and correct copy of the certificate of incorporation (or other Charter Documents) of such Person and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Person's certificate of incorporation (or other Charter Documents) on file in such Secretary's office, (2) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation;

    (x)
    a Secretary's Certificate from New Borrower and a certificate signed by an officer of New Borrower certifying solvency;

    (xi)
    a certificate, in form and substance satisfactory to the Lender, signed by the chief financial officer of the Borrower stating that as of the Amendment No. 1 Effective Date, no Event of Default or Unmatured Default has occurred and is continuing, and the representations and warranties of the Borrower are true and correct in all material respects with full force and effect as if made on the Amendment No. 1 Effective Date;

    (xii)
    to the extent not included in the foregoing, the documents, instruments and agreements set forth on the closing list attached as Exhibit A hereto;

    (xiii)
    the loss payable endorsements of New Borrower referenced in Section 5.2 (G) shall have been delivered to the Agent; and

    (xiv)
    all material governmental and third party consents and approvals necessary in connection with the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Required Lenders) and shall remain in effect; all applicable waiting periods in connection with the Loan Documents or the consummation of the transactions contemplated thereby shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the reasonable judgment of the Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the Loan Documents or the consummation of the transactions contemplated thereby or the rights of the Transaction Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

22.
The representations, covenants and warranties set forth in the Agreement shall be deemed remade as of the date hereof by Borrower (other than representations and warranties made as of a particular date), provided that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. Borrower hereby represents and confirms that no Event of Default has occurred and is continuing and no event has occurred and is continuing that, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

23.
Borrower agrees to pay on demand all costs and expenses of or incurred by Agent and the Lenders (including, but not limited to, legal fees and expenses) in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and all related documents, instruments and agreements.

24.
The amendments to the Agreement contemplated by this Amendment shall be deemed effective as set forth herein upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

25.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        Except as otherwise amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect in accordance with the provisions thereof.

        IN WITNESS WHEREOF, the Borrower, the Agent and each Lender have executed this Agreement as of the date first above written.

ASBURY AUTOMOTIVE GROUP L.L.C., ASBURY AUTOMOTIVE GROUP, INC., and ASBURY AUTOMOTIVE GROUP HOLDINGS, INC.

By:	/s/ THOMAS F. GILMAN Name: Thomas F. Gilman Title: Senior Vice President & Chief Financial Officer

FORD MOTOR CREDIT COMPANY, as Lender, and as Agent

By:	/s/ JANET B. TORONSKI Name: Janet B. Toronski Title: Director, Major Accounts

[SIGNATURE PAGE TO AMENDMENT No. 1]

DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, successor in interest (via merger) to CHRYSLER FINANCIAL COMPANY, LLC, as Lender

By:	/s/ R. D. KNIGHT Name: R. D. Knight Title: Vice President of Credit

[SIGNATURE PAGE TO AMENDMENT No. 1]

GENERAL MOTORS ACCEPTANCE CORPORATION, as Lender

By:	/s/ J. G. MCLEOD Name: J. G. McLeod Title: Vice President, National Accounts

[SIGNATURE PAGE TO AMENDMENT No. 1]

REAFFIRMATION OF GUARANTY

July 29, 2002

        The undersigned guarantors (collectively, the "Guarantor") confirm and restate each such Guarantor's liabilities, obligations and agreements under the guaranty or guaranties by the undersigned of the indebtedness and obligations of ASBURY AUTOMOTIVE GROUP L.L.C., a Delaware limited liability company, ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation, and ASBURY AUTOMOTIVE HOLDINGS, INC., a Delaware corporation, (individually and collectively, the "Borrower") to the Lenders and the Agent, under the Credit Agreement dated as of January 17, 2001 (the "Credit Agreement"), as amended by that certain Amendment No. 1 to Credit Agreement of even date herewith (the "Amendment; and collectively with the aforesaid Credit Agreement and as may be further amended, restated, modified or supplemented, the "Agreement") to which this Reaffirmation of Guaranty is attached, and acknowledges and agrees that every right, power and remedy of Lender thereunder is in full force and effect, including without limitation, such right, powers and remedies relating to the Agreement, as amended, and the payment of the indebtedness and the performance of the obligations thereunder. Without limiting the foregoing, Guarantor intends by execution and delivery of this Reaffirmation of Guaranty to absolutely, irrevocably and unconditionally reaffirm Guarantor's guaranty to Lender and Agent of (i) the due and punctual payment of the indebtedness due and payable under the Agreement, as amended, and (ii) the performance by Borrower of the obligations under the Agreement. Guarantor acknowledges and declares that Guarantor has no defense, claim, charge, plea or set-off whatsoever in law or equity against the Lenders, the Agent, the guaranty or guaranties, the Agreement, the Amendment, or any other instrument or document executed by Guarantor or Borrower in connection with the Agreement or the Amendment. Guarantor waives and releases any and all defenses which might accrue to Guarantor by the execution of the Amendment.

        Guarantor has executed this Reaffirmation of Guaranty of the date first above written.

[List Asbury entities]

By:	/s/ THOMAS F. GILMAN Name: Thomas F. Gilman Title: Senior Vice President & Chief Financial Officer

[SIGNATURE PAGE TO REAFF GUARANTY]

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  EXHIBIT 10.13
AMENDMENT No. 1 TO CREDIT AGREEMENT
REAFFIRMATION OF GUARANTY